                                                                    Exhibit 23.1
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                              Consent of KPMG LLP
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The Board of Directors
Comdisco, Inc.

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Comdisco, Inc. of our reports dated November 3, 1998, relating to the consolidated balance sheets of Comdisco, Inc. and subsidiaries as of September 30, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1998 and the related financial statement schedule which reports appear in or are incorporated by reference in the September 30, 1998 annual report on Form 10-K of Comdisco, Inc. and to the reference to our firm under the heading "Experts" in the prospectus.

                                                                    /s/ KPMG LLP
Chicago, Illinois
September 24, 1999